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                                   EXIHIBIT 1

                             JOINT FILING AGREEMENT


         This agreement is made pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Act"), by and among the persons listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G and that said joint filing may thereafter be amended by further joint filings and agree to the inclusion of this Joint Filing Agreement as an exhibit thereto. Each Joint Filer states that it satisfies the requirements for making a joint filing under Rule 13d-1.


Dated: April 1, 2002                    FFC PARTNERS I, L.P.

                                        By: Ferrer Freeman & Company, LLC
                                            General Partner

                                        By: /s/ Carlos A. Ferrer
                                            ------------------------------------
                                            Carlos A. Ferrer
                                            Member

                                        FFC EXECUTIVE PARTNERS I, L.P.

                                        By: Ferrer Freeman & Company, LLC
                                            General Partner

                                        By: /s/ Carlos A. Ferrer
                                            ------------------------------------
                                            Carlos A. Ferrer
                                            Member

                                        FERRER FREEMAN & COMPANY, LLC

                                        By: /s/ Carlos A. Ferrer
                                            ------------------------------------
                                            Carlos A. Ferrer
                                            Member